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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 3 to Registration Statement No. 333-166550 of Rhino Resource Partners LP of our report dated May 5, 2010 relating to the consolidated financial statements of Rhino Energy LLC appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 5, 2010, relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
July 23, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM